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                                                                   EXHIBIT 3.1.8

                               ARTICLES OF MERGER
                                       OF
                            UNITIVE ACQUISITION CORP.
                                      INTO
                            UNITIVE ELECTRONICS, INC.

      Pursuant to Section 55-11-05 of the North Carolina General Statutes, the undersigned corporation, as the surviving corporation in a merger, hereby submits the following Articles of Merger:

      1. The name of the surviving corporation is Unitive Electronics, Inc., a corporation organized under the laws of North Carolina; the name of the merging corporation is Unitive Acquisition Corp., a corporation organized under the laws of North Carolina.

      2. Attached as Exhibit A hereto and made a part hereof is a copy of the Agreement and Plan of Merger that was duly adopted in the manner prescribed by law by the Boards of Directors of each of the corporations participating in the merger.

      3. The merger was approved by the shareholders of each of the surviving corporation and the merging corporation as required by Chapter 55 of the North Carolina General Statutes.

      4.    These Articles of Merger shall be effective upon filing.

      IN WITNESS WHEREOF, the undersigned corporation has executed these Articles of Merger this 30 day of January 2001.

                                                   UNITIVE ELECTRONICS, INC.

                                                   By: /s/ Wayne Machon
                                                       -------------------------
                                                       Wayne Machon, President

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of January 30, 2001, is by and between Unitive, Inc., a Delaware corporation ("HOLDCO"), Unitive Acquisition Corp., a North Carolina corporation and wholly owned subsidiary of HOLDCO ("Merger Sub") and Unitive Electronics, Inc., a North Carolina corporation ("UEI"). UEI and Merger Sub are hereinafter collectively referred to as the "Constituent Corporations" and each individually as a "Constituent Corporation."

                                    RECITALS

      WHEREAS, UEI is a corporation duly organized and existing under the laws of the State of North Carolina with authorized capital stock consisting of 51,601,000 shares, of which 28,500,000 shares are designated as Class A Voting Common Stock, par value $.001 per share (the "Class A Common Stock"), 1,000 shares are designated as Class B Non-Voting Common Stock, par value $.001 per share (the "Class B Common Stock") and 23,100,000 shares are designated as Series A Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"); and

      WHEREAS, Merger Sub is a corporation duly organized and existing under the laws of the State of North Carolina with authorized capital stock of 1,000,000 shares, all of which are designated as Common Stock, par value $.001 per share, 1,000 of which immediately prior to the Effective Time of the Merger (as defined below) will be issued and outstanding and held by HOLDCO; and

      WHEREAS, the parties intend that the transaction contemplated hereby will qualify as a tax-free reverse triangular merger of Merger Sub with and into UEI in a reorganization pursuant to Section 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended; and

      WHEREAS, the Board of Directors of UEI and Merger Sub have determined that it is advisable and in the best interests of UEI, Merger Sub and their stockholders that Merger Sub merge with and into UEI upon the terms and conditions herein provided; and

      WHEREAS, the Board of Directors of UEI and Merger Sub have approved this Agreement and have directed that this Agreement be submitted to a vote of their stockholders and executed by the undersigned officers; and

      WHEREAS, the parties expect that the merger of Merger Sub with and into UEI shall further the certain business objectives of the parties.

      NOW, THEREFORE, in reliance upon the premises, representations, warranties and covenants made herein and in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto and hereby agree as follows.

                                    I. MERGER

      1.1 Merger. In accordance with the provisions of this Agreement and the North Carolina Business Corporation Act (the "BCA"), Merger Sub shall be merged with and into UEI (the "Merger"), the separate existence of Merger Sub shall cease and UEI shall be, and is herein sometimes referred to as, the "Surviving Corporation."

      1.2 Filing and Effectiveness. The Merger shall become effective when the following action shall have been completed:

            (a) this Agreement and the Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the BCA; and

            (b) an executed Articles of Merger or an executed counterpart of this Agreement meeting the requirements of the BCA shall have been filed with the Secretary of State of North Carolina. The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Time" of the Merger.

      1.3 Effect of the Merger. Upon the Effective Time of the Merger, the corporate existence of Merger Sub shall cease, as provided in the BCA, and be merged with and into the Surviving Corporation, and the Surviving Corporation shall be deemed to continue as an entity with an identity separate of each of the Constituent Corporations. The Surviving Corporation shall, from and after the Effective Time of the Merger, possess all the rights, privileges, powers and franchises of whatsoever nature and description, as well as a public or private nature, and be subject to all the restrictions, liabilities and duties of each of the Constituent Corporations; and all rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, tangible and intangible, real, personal and mixed, and debts due to either of the Constituent Corporations on whatever account as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the Constituent Corporations prior to the Merger, and the title to any real estate vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. All rights of creditors and all liens upon the property of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Any claim existing or action or proceeding, whether civil, criminal or administrative, pending by or against either Constituent Corporation may be prosecuted to judgment or decree as if the Merger had not taken place, or the Surviving Corporation may be substituted in such action or proceeding.

                 II. CHARTER DOCUMENTS; DIRECTORS AND OFFICERS

      2.1 Articles of Incorporation. The Articles of Incorporation of UEI in effect immediately prior to the Effective Time of the Merger, as amended in accordance with the Articles of Amendment attached hereto as Exhibit A, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

      2.2 Bylaws. The Bylaws of UEI as in effect immediately prior to the Effective Time of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

      2.3 Directors. The director of the Surviving Corporation shall be: Wayne Machon, until his successors shall have been duly elected and qualified or until as otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

      2.4 Officers. The officers of UEI immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                       III. MANNER OF CONVERSION OF STOCK

      At the Effective Time of the Merger, the manner and basis of converting and exchanging shares of the capital stock of the Constituent Corporations shall be as follows.

      3.1 Stock of Merger Sub. Each one (1) share of Merger Sub Common Stock, par value $.001, issued and outstanding immediately prior to the Effective Time of the Merger shall thereupon, without any action on the part of the holder thereof or the Constituent Corporations, be changed and converted into and become one (1) fully paid and nonassessable share of the Common Stock of the Surviving Corporation.

      3.2 Stock of UEI. Upon and by reason of the Merger becoming effective: (a) each share of UEI Class A Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall thereupon, without any action on the part of the holder thereof or the Constituent Corporations, be converted into and become the right to receive one share of the Common Stock, par value $.01 per share, of HOLDCO ("HOLDCO Common Stock"); (b) each share of UEI Class B Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall thereupon, without any action on the part of the holder thereof or the Constituent Corporations, be converted into and become the right to receive one share of HOLDCO Common Stock; and (c) each share of UEI Series A Preferred Stock (including shares underlying warrants and convertible debt) issued and outstanding immediately prior to the Effective Time of the Merger shall thereupon, without any action on the part of the holder thereof or the Constituent Corporations, be converted into and become the right to receive one share of the Series B Preferred Stock, par value $.01 per share, of HOLDCO ("HOLDCO Series B Preferred Stock"). No fractional shares of any class or series of stock shall be issued. In lieu of fractional shares, HOLDCO will pay cash to the holder of such fractional shares based upon the fair market value of the fractional share as of the Effective Time of the Merger.

      3.3 Stock Certificates. After the Effective Time of the Merger, each holder of an outstanding certificate or certificates which prior thereto represented shares of the Class A Common Stock or Class B Common Stock of UEI (collectively, the "UEI Common Stock") may surrender the same, and such holder shall be entitled, upon such surrender, to receive in exchange therefor a certificate or certificates representing the number of whole shares of HOLDCO Common Stock, into and for which the shares of UEI Common Stock so surrendered shall have been converted and exchanged as provided above, and each holder of an outstanding certificate or certificates which prior thereto represented shares of the Series A Preferred Stock of UEI may surrender the same, and such holder shall be entitled, upon such surrender, to receive in exchange therefore a certificate or certificates representing the number of whole shares of HOLDCO Series B Preferred Stock, into and for which the shares of UEI Series A Stock so surrendered shall have been converted and exchanged as provided above. Until a certificate which represented shares of the UEI Common Stock prior to the Effective Time of the Merger and which is held by a person entitled to receive HOLDCO Common Stock is surrendered, such certificate shall evidence for all purposes the ownership of shares of HOLDCO Common Stock into which the shares of UEI Common Stock represented by such certificate prior to the Effective Time of the Merger have been converted as provided above, and until a certificate which represented shares of UEI Series A Preferred Stock prior to the Effective Time of the Merger and which is held by a person entitled to receive HOLDCO Series B Preferred Stock is surrendered, such certificate shall evidence for all purposes the ownership of shares of HOLDCO Series B Preferred Stock into which the shares of UEI Series A Preferred Stock represented by such certificate prior to the Effective Time of the Merger have been converted as provided above.

      The registered owner on the books and records of the Surviving Corporation shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of capital stock of the Surviving Corporation represented by such outstanding certificate as provided above.

      Each certificate representing capital stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of UEI so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

      3.4 Stock Options. At the Effective Time of the Merger, UEI hereby assigns, delegates and transfers to HOLDCO, and HOLDCO hereby assumes and continues: (a) all of UEI's stock option plans (including, without limitation, all of UEI's rights, title, interests, remedies, powers, obligations and duties under such stock option plans) in existence on the Effective Time of the Merger; and (b) the outstanding and unexercised portions of all outstanding options to purchase UEI Common Stock (including, without limitation, all of UEI's rights, title, interests, remedies, powers, obligations and duties under such stock options), whether granted under any such stock option plan or otherwise. The outstanding and unexercised portions of all options to purchase UEI Common Stock, including without limitation all options outstanding under UEI's stock option plans and any other outstanding stock options, shall as of the Effective Time of the Merger become options to purchase the number of shares of HOLDCO Common Stock equal to one share for each share of UEI Common Stock subject to such option at a price per share that is equal to the price for the corresponding UEI Common Stock, with no other changes in terms or conditions, unless such changes shall be required to maintain the tax qualified status of incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"). Consistent with the provisions of the Code and the regulations, HOLDCO may, in its discretion, gram new options to purchase shares of HOLDCO Common Stock under the continued stock plans or otherwise, in the stead of UEI Common Stock as if HOLDCO had been the creator of UEI's stock option plans and stock options, and HOLDCO shall be substituted for and have all the obligations and liabilities of UEI under such continued stock plans and stock options. HOLDCO Common Stock shall be substituted for UEI Common Stock as to any options granted by HOLDCO pursuant to the continued stock plans or otherwise subsequent to the Effective Time of the Merger. It is the intention of the parties hereto that while the benefits of UEI's stock option plans and stock options shall be preserved for the employees of UEI, the assumption of such stock option plans and the outstanding and unexercised portions of all options to purchase UEI Common Stock by HOLDCO shall not confer any additional benefits on the holders of options granted under the stock option plans or otherwise, whether now outstanding or hereafter granted.

      3.5 Common Stock Warrants. At the Effective Time of the Merger, each then outstanding warrant to purchase UEI Common Stock (the "UEI Warrants") shall be assumed by HOLDCO in accordance with the terms (as in effect as of the date of this Agreement) of the warrants by which such UEI Warrants are evidenced. All rights with respect to UEI Common Stock under outstanding UEI Warrants shall thereupon be converted into rights with respect to HOLDCO Common Stock. Accordingly, from and after the Effective Time, (a) each UEI Warrant assumed by HOLDCO may be exercised solely for shares of HOLDCO Common Stock, (b) the number of shares of HOLDCO Common Stock subject to each such assumed UEI Warrant shall be equal to the number of shares of UEI Common Stock that were subject to such UEI Warrant immediately prior to the Effective Time, (c) the per share exercise price for the HOLDCO Common Stock issuable upon exercise of each such assumed UEI Warrant shall be equal to the price for the corresponding UEI Common Stock, and (d) all restrictions on the exercise of each such assumed UEI Warrant shall continue in full force and effect, and the term, and other provisions of such UEI Warrant shall otherwise remain unchanged; provided, however, that each such assumed UEI Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by HOLDCO after the Effective Time.

                  IV. REPRESENTATIONS AND WARRANTIES OF UEI

      UEI hereby represents and warrants to HOLDCO and Merger Sub as follows:

      4.1 Organization and Authority. UEI is a corporation duly organized and validly existing under the laws of the State of North Carolina, with the full power and authority, corporate and otherwise, to enter into this Agreement and the other certificates and instruments required on or prior to the Effective Time of the Merger by this Agreement (collectively, the "Ancillary Agreements") and to carry out and perform its obligations under the terms of this Agreement and the Ancillary Agreements.

The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or other action on the part of UEI. This Agreement has been, and at the Effective Time of the Merger the Ancillary Agreements will be, duly executed and delivered by UEI and constitutes the valid, binding and enforceable obligation of UEI, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principals.

      4.2 Ability to Carry Out the Agreement. UEI is not subject to or bound by any provision of:

            (a) any law, statute, rule, regulation, ordinance or judicial or administrative decision;

            (b) any articles or certificate of incorporation or bylaws;

            (c) any mortgage, deed of trust, lease, note, stockholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship or other restriction of any kind or character whatsoever; or

            (d) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator;

that would prevent or be violated by, or would result in any penalty, forfeiture or contract termination as a result of, or under which there would be a material default as a result of the execution, delivery and performance by UEI of this Agreement and the transactions contemplated hereby.

      4.3 Capitalization of UEI. Immediately prior to the Effective Time, the authorized capital stock of UEI consists solely of (a) 28,500,000 shares of Class A Common Stock, of which 1,624,116 are issued and outstanding and 1,199,000 are reserved for issuance upon the exercise of outstanding warrants other than the MCNC Warrant (as defined below); (b) 1,000 shares of Class B Common Stock, all of which are issued and outstanding; and (c) 23,100,000 shares of Series A Preferred Stock, of which 22,359,694 are issued and outstanding. UEI has reserved 517,259 shares of its Class A Common Stock for issuance pursuant to its stock option plan and has granted options to purchase 492,857 shares thereunder and has 24,402 shares available for future grant thereunder. UEI has issued a warrant to MCNC (the "MCNC Warrant") that is exercisable for a number of shares of Common Stock of UEI, Unitive International N.V. ("UIL") or of a holding company that owns UEI and UIL upon the occurrence, on or before April 20, 2002, of an underwritten public offering registered under the Securities Act of 1933, as amended, of UEI (or UIL or a holding company) in which the public offering price is equal to or exceeds $5.00 per share of Common Stock (subject to adjustment for stock splits, reverse stock splits and other similar corporate reorganizations), and the gross proceeds to UEI (or UIL or a holding company) equals or exceeds $20,000,000, such sale resulting in a Market Capitalization (as defined below) of not less than $150,000,000 (a "Qualified Public Offering"). For purposes hereof, "Market Capitalization" shall be determined by multiplying the number of shares of Common Stock outstanding immediately following the closing of the Qualified Public Offering by the offering price in such Qualified Public Offering (the "Offering Price"). The number of shares exercisable pursuant to the MCNC Warrant shall be determined by dividing (a) the product of the portion of Market Capitalization in excess of $150,000,000 (up to a maximum amount of $150,000,000), by 50% by (b) the Offering Price. At the Effective Time of Merger, the MCNC Warrant will become exercisable for HOLDCO Common Stock upon a Qualified Public Offering of HOLDCO Common Stock.

      All outstanding shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock are duly authorized, validly issued, fully paid and nonassessable. Except as set forth above, there are no outstanding or authorized warrants, stock options, stock purchase, stock appreciation, phantom stock, profit participation or other similar rights with respect to UEI.

           V. REPRESENTATIONS AND WARRANTIES OF HOLDCO AND MERGER SUB

      HOLDCO and Merger Sub jointly and severally represent and warrant to UEI as follows.

      5.1 Organization and Authority. HOLDCO is a company duly incorporated and validly existing under the laws of the State of Delaware and Merger Sub is a corporation duly incorporated and validly existing under the laws of the State of North Carolina, each with the corporate power and authority to enter into this Agreement and the Ancillary Agreements and to perform their respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of each of HOLDCO and Merger Sub. This Agreement has been, and at the Effective Time of the Merger the Ancillary Agreements shall be, duly executed and delivered by each of HOLDCO and Merger Sub and constitutes the valid, binding and enforceable obligation of each of HOLDCO and Merger Sub, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

      5.2 Ability to Carry Out the Agreement. Neither HOLDCO nor Merger Sub is subject to or bound by any provision of:

            (a) any law, statute, rule, regulation, ordinance or judicial or administrative decision;

            (b) any articles or certificate of incorporation or bylaws;

            (c) any mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship other restriction of any kind or character whatsoever; or

            (d) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator;

that would prevent or be violated by or would result in any penalty, forfeiture or contract termination as a result of, or under which there would be a material default as a result of the execution, delivery and performance by HOLDCO and Merger Sub of this Agreement and the transactions contemplated hereby.

      5.3 Capitalization. Immediately prior to the Effective Time, the authorized capital stock of HOLDCO consists solely of (a) 150,000,000 shares of Common Stock, par value $.01 per share, none of which are issued and outstanding; (b) 2,004,173 shares of Series A Preferred Stock, par value $.01 per share, none of which are issued and outstanding; (c) 28,905,819 shares of Series B Preferred Stock, none of which are issued and outstanding (d) 27,000,000 shares of Series C-1 Preferred Stock, none of which are issued and outstanding; and (e) 17,000,200 shares of Series C-2 Preferred Stock, none of which are issued and outstanding.

                            VI. CONDITIONS PRECEDENT

      The obligation of the parties to consummate the transactions to be performed by them in connection with the Merger is subject to the satisfaction of each of the following conditions prior to the Effective Time of the Merger.

      6.1 Representations and Warranties. The representations and warranties of the parties made hereunder shall be true in all material respects at and as of the Effective Time of the Merger, with the same force and effect as though made at and as of the Effective Time of the Merger.

      6.2 Agreements. Each party hereto shall have performed and complied in all material respects with all their respective undertakings, covenants and agreements required by this Agreement to be performed or complied with by them prior to the Effective Time of the Merger.

      6.3 Tax-Free Reorganization. The Merger shall constitute a tax-free reorganization under the provisions of Code Section 368.

      6.4 Stockholder Approval. This Agreement and the Merger shall have been duly approved by the stockholders of UEI and Merger Sub in accordance with the applicable provisions of the BCA and their applicable Articles of Incorporation and Bylaws, each as amended to date.

                               VII. MISCELLANEOUS

      7.1 Further Assurances. From time to time at or after the Effective Time, each of the parties agrees to take, or cause to be taken, such further actions, to execute, deliver and file, or cause to be executed, delivered and filed, such further documents and instruments, and to obtain consents, as may be necessary or reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, and the officers and directors of each of the parties are fully authorized in the name and on behalf of such party or otherwise to take any and all such action and to execute and deliver any and all such documents and other instruments.

      7.2 Termination. If for any reason the consummation of the Merger is inadvisable in the opinion of the Boards of Directors of UEI, Merger Sub or HOLDCO, this Agreement may be terminated at any time before the Effective Time of the Merger by notice by one or more party to the other parties. Upon termination by notice as provided in this Section 7.2, this Agreement shall be void and of no further force or effect.

      7.3 Applicable Law. Except as otherwise expressly provided herein, this Agreement shall be governed by, and construed in accordance with, the law of the State of North Carolina without reference to any choice or conflict of law principle, provision or rule, including all matters of construction, validity and performance.

      7.4 Entire Agreement. This Agreement (including the Ancillary Agreements) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein, supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

      7.5 Headings: References. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      7.6 Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original.

      7.7 Parties in Interest: Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies under or by reason of this Agreement. No party to this Agreement may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement.

      7.8 Severability, Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

      7.9 Amendment. The Boards of Directors of the Constituent Corporations and HOLDCO may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of North Carolina, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series of capital stock of such Constituent Corporation.

      7.10 Effective Time. The Merger shall become effective, and the Effective Time of the Merger shall occur upon the filing in advance thereof of the Articles of Merger with the North Carolina Secretary of State.

                     [THE NEXT PAGE IS THE SIGNATURE PAGE.]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first above written.

UEI:                         UNITIVE ELECTRONICS, INC.

                             By: ____________________________
                                 Wayne Machon, President

MERGER SUB:                  UEI ACQUISITION CORP.

                             By: ____________________________
                                 Wayne Machon, President

HOLDCO:                      UNITIVE, INC.

                             By: ____________________________
                                 Wayne Machon, President

                                    EXHIBIT A
                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                            UNITIVE ELECTRONICS, INC.

      Pursuant to North Carolina General Statutes Section 55-10-06, the undersigned corporation (the "CORPORATION") hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

      (1) The name of the Corporation is Unitive Electronics, Inc.

      (2) Article V of the Articles of Incorporation of the Corporation is deleted, and a new Article V is adopted, which reads as follows:

                                    ARTICLE V
                           CAPITAL STOCK; PREFERENCES

      The aggregate number of shares the Corporation is authorized to issue is one thousand (1,000) shares, all of which shares shall be designated as Common Stock (the "COMMON STOCK"). The shares of Common Stock shall have a par value of $0.001 per share.

      (3) Shareholder approval of the amendments was obtained as required by Chapter 55 of the General Statutes of North Carolina.

      (4) The date of adoption of each amendment was the ____ day of January
2001.

      (5) These Articles will be effective upon filing.

      This ____ day of January 2001.


                                             UNITIVE ELECTRONICS, INC.

                                             By: ____________________________
                                                 Wayne Machon, President